Exhibit 99.1

Oncothyreon Appoints Christopher Henney, Ph.D., D.Sc. as Interim CEO and Expands Board with

Additions of Mark Lampert and Gwen Fyfe, M.D.

— Robert L. Kirkman, M.D. to Retire as Director, President and CEO —

Seattle, January 11, 2016 — Oncothyreon Inc. (Nasdaq:ONTY), a clinical-stage biopharmaceutical company dedicated to the development of therapeutic products that can improve the lives and outcomes of patients with cancer, today announced that Robert L. Kirkman, M.D., has retired as president and CEO and as a member of the Board of Directors, effective January 11, 2016. Oncothyreon’s Board of Directors has appointed Christopher S. Henney, Ph.D., D.Sc., the company’s chairman, to serve as interim CEO while the company conducts a comprehensive search for a new CEO.

“We remain on track to initiate a potentially pivotal Phase 2 clinical trial of ONT-380 in combination with Xeloda® (capecitabine) and Herceptin® (trastuzumab) early this year,” said Dr. Henney. “Our development and regulatory teams are focused on bringing this important medicine to the market for advanced-stage breast cancer patients as soon as possible.”

Dr. Henney has served as the chairman of the Board for Oncothyreon since September 2006 and has been a member of the Board of Directors since March 2005. Previously Dr. Henney co-founded three major publicly held U.S. biotechnology companies, Immunex, ICOS and Dendreon, and held a seat on the board of directors and executive positions at each company, including serving as the chairman and CEO of Dendreon from 1995 to 2003. Dr. Henney currently serves on the board of directors of Cyclacel Pharmaceuticals, Anthera Pharmaceuticals, Inc. and Prothena Corporation.

“Because ONT-380 addresses such a serious unmet need for HER2-positive breast cancer patients with CNS metastases and should therefore be a major value driver for this company and its shareholders, we plan to move expeditiously to identify a permanent CEO that will take development of ONT-380 to the next level. We thank Bob for all he has done since joining in 2006, particularly licensing and developing ONT-380 to this critical point, and wish him well in his future endeavors,” said Ted W. Love, M.D., member of Oncothyreon’s Board of Directors.

Additionally, Oncothyreon has appointed two new members to its Board of Directors, Mark Lampert and Gwen Fyfe, M.D. Mr. Lampert brings extensive biotechnology and finance experience to the board. He is the founder of BVF Partners L.P., affiliates of which, including the Biotechnology Value Fund, L.P., have been shareholders of Oncothyreon since 2011. Dr. Fyfe previously served as vice president of Genentech’s oncology development group and later as vice president, Avastin Franchise Team at Genentech.

“I believe ONT-380 has enormous potential to improve the lives of women suffering from HER2 positive breast cancer, especially those with metastases to the brain. Currently there are no drugs approved to help these patients,” said Dr. Fyfe. “I consider it a privilege to join the Oncothyreon board in order to help bring this important drug to patients.”

About Oncothyreon

Oncothyreon is a clinical-stage biopharmaceutical company specializing in the development of innovative therapeutic products for the treatment of cancer. Our goal is to discover, develop and commercialize novel compounds that have the potential to improve the lives and outcomes of cancer patients. Our most advanced product candidate is ONT-380, an orally active and selective small molecule HER2 inhibitor. We are developing preclinical product candidates in oncology and immune-oncology using our protocell technology. For more information, visit www.oncothyreon.com.

Forward-Looking Statements

In order to provide Oncothyreon’s investors with an understanding of its current results and future prospects, this release contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include Oncothyreon’s expectations regarding clinical development activities.

Forward-looking statements involve risks and uncertainties related to Oncothyreon’s business and the general economic environment, many of which are beyond its control. These risks, uncertainties and other factors could cause Oncothyreon’s actual results to differ materially from those projected in forward-looking statements, including those predicting the timing, duration and results of clinical trials, the timing and results of regulatory reviews, the safety and efficacy of our product candidates, and the indications for which our product candidates might be developed. There can be no guarantee that the results of preclinical studies or clinical trials will be predictive of either safety or efficacy in future clinical trials. Although Oncothyreon believes that the forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of Oncothyreon’s risks and uncertainties, you are encouraged to review the documents filed with the securities regulators in the United States on EDGAR and in Canada on SEDAR. Oncothyreon does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

CONTACT:

Investor Relations:

Julie Rathbun

Rathbun Communications

206-769-9219

ir@oncothyreon.com

Media Relations:

Kelly France, Ph.D.

BrewLife

415-946-1076

kfrance@brewlife.com